                          REGISTRATION RIGHTS AGREEMENT


                  THIS AGREEMENT is made as of August 29, 1997, between Sabratek Corporation, a Delaware corporation (the "Company"), and the holders of common stock of GDS Technology, Inc., an Indiana corporation ("GDS"), who are signatories hereto (the "GDS Shareholders").

                  The Company, GDS and the GDS Shareholders are parties to a Stock Option Agreement of even date herewith (the "Option Agreement"). Pursuant to the Option Agreement, Sabratek has the right to purchase all of the common stock of GDS held by the GDS Shareholders in exchange for the issuance to the GDS Shareholders of shares of common stock of Sabratek (the "Call Option"), and the GDS Shareholders have the right, assuming no exercise of the Call Option, to require Sabratek to purchase all of the common stock of GDS held by the GDS Shareholders in exchange for the issuance to the GDS Shareholders of shares of common stock of Sabratek (the "Put Option"). The issuance of Sabratek common stock to the GDS Shareholders pursuant to the Option Agreement will not be registered under the Securities Act of 1933, as amended (the "Securities Act") in reliance upon the exemption provided by Section 4(2) thereof. In order to induce the GDS Shareholders to enter into the Option Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in the Option Agreement. Certain terms are defined in Paragraph 8.

                  The parties hereto agree as follows:

                  1.  Shelf Registration.

                  (a) Upon the exercise of the Call Option or the Put Option pursuant to the Option Agreement, the Company will use its best efforts to register under the Securities Act the resale by the GDS Shareholders of any or all Registrable Securities in a delayed or continuous offering to the extent permitted by Rule 415 (or any successor rule thereto) promulgated under the Securities Act (the "Shelf Registration"), subject to Paragraph 2. Such a Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by the GDS Shareholders in the manner or manners designated in writing to the Company by them (including, without limitation, one or more underwritten Offerings). IN the event the registration of a delayed or continuous offering is not permitted under the Securities Act, the Company will provide alternative registration rights under the Securities Act to the holders of Registrable Securities.

                  (b) The Company shall use its best efforts to keep the Shelf Registration continuously effective under the Securities Act from the initial effectiveness thereof until the earliest to occur of (A) the date when all Registrable Securities registered under the Shelf Registration have been sold in the manner set forth and as contemplated in the Shelf Registration or (B) the date when counsel to the Company shall render an opinion addressed to the GDS Shareholders, to the effect that all remaining Registrable Securities are freely transferable in the open market without limitations as to volume and without being required to file any forms or reports with the Securities and Exchange Commission ("SEC") under the Securities Act or the rules and regulations thereunder by persons other than affiliates of the Company or (C) the date which is three years (or such shorter period specified by Rule 144(k) promulgated under the Securities Act or any successor rule thereto) after the Closing Date (such period being referred to herein as the "Effectiveness Period").

                  (c) If the registration statement relating to the Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period, the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend such registration statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional registration statement covering all of the Registrable Securities for an Offering to be made by the holders on a delayed or continuous basis as permitted by the rules and regulations under the Securities Act. In the event the registration of a delayed or continuos offering is not permitted under the Securities Act, the Company will provide alternative registration rights under the Securities Act to the holders of Registrable Securities. If an additional registration statement is filed, the Company shall use its best efforts to cause such registration statement to be declared effective as soon as practicable after such filing and to keep such registration statement continuously effective for the remainder of the Effectiveness Period.

                  (d) The Company shall pay for all Registration Expenses associated with a Shelf Registration as set forth in paragraph 5 hereof.

                  (e) The holders of a majority of the Registrable Securities initially included in the Shelf Registration shall have the right to select the investment banker(s) and manager(s), if any, to administer any underwritten offering pursuant to the Shelf Registration, subject to the Company's approval of such person(s).

                  2.  Piggyback Registration.

                  (a) In the event that the Company intends to register at any time an underwritten offering of Common Stock by the Company and/or Stockholders of the Company and the Company desires to exercise the rights set forth in paragraph 3(a), the Company shall offer the GDS Shareholders the right to include any or all of their Registrable Securities in such registered offering (a "Piggyback Notice"). The Company shall include in such registration (a "Piggyback Registration") all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after delivery of the Piggyback Notice. In the event of a Piggyback Registration, the Company shall process to effectiveness




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such registration as promptly as practicable, subject to the provisions of
Paragraph 2(g).

                  (b) In any underwritten Piggyback Registration, each holder of Registrable Securities who has elected to participate pursuant to Paragraph 2(a) must agree to sell such holder's Registrable Securities on the same basis provided in the underwriting arrangements approved by the Company and to timely complete and execute all questionnaires, powers of attorney, indemnities, holdback agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements or by the SEC.

                  (c) If the managing underwriter(s) for a Piggyback Registration advise the Company in writing that in their opinion the number of Registrable Securities and other securities, if any, requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering without adversely affecting the marketability of the offering, the number of shares the Company desires to sell and the number of Registrable Securities and other securities, if any, requested to be included in such offering shall be reduced, on a pro rata basis, on the basis of the aggregate number of shares desired to be included by the Company and each such holder.

                  (d) The Company shall have the right to select the investment banker(s) and manager(s) to administer any Piggyback Registration.

                  (e) The Company shall pay for all Registration Expenses associated with a Piggyback Registration as set forth in paragraph 5 hereof.

                  (f) A holder who has given notice to the Company under Paragraph 2(a) requesting inclusion of any Registrable Securities shall have the right to withdraw its Registrable Securities from the Piggyback Registration, but only during the time period and on terms agreed upon among the underwriters for such underwritten offering and the other holders who wish to continue to register securities under such Piggyback Registration.

                  (g) Notwithstanding the foregoing, the Company shall, on written notice to the holders who have given notice to the Company under Paragraph 2(a), have the right to withdraw any registration statement filed pursuant to this Paragraph 2 for a Piggyback Registration at any time prior to the effective date thereof.

                  3.  Holdback Agreements.

                  (a) The Company shall have the right to require that each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to the Shelf Registration or pursuant to Rule 144) of common stock of the Company during the ten business days prior to, and the 90-day period beginning on, the effective date of the registration under the Securities Act of any underwritten offering of Common Stock by the Company and/or



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stockholders of the Company, unless the managing underwriter(s) for the public offering otherwise agree. In order to exercise its rights under this Paragraph 3(a), the Company shall provide holders of Registrable Securities (i) the right to participate in such underwritten offering as provided in paragraph 2 and (ii) written notice of the estimated effective date of any such registration at least ten business days prior to such effectiveness. The restrictions of the this paragraph 3(a) shall apply whether or not a holder of Registrable Securities elects to participate on a Piggyback Registration or is able to include in such Piggyback Registration all Registrable Securities desired to be so included. The Company shall be entitled to exercise its rights under this Paragraph 3(a) not more than twice during any calendar year.

                  (b) The Company shall not effect any public sale or distribution of its common stock, or any securities convertible into or exchangeable or exercisable for such securities, during the ten business days prior to and during the 90-day period beginning on the effective date of any underwritten Piggyback Registration (except as part of such underwritten registration or an Exempt Registration), unless the managing underwriter(s) for the Piggyback Registration otherwise agree.

                  (c) Each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to the Shelf Registration or pursuant to Rule 144) of common stock of the Company during the 30-day period beginning on the date a notice of the type contemplated by Paragraph 4(e) is delivered to such holder (or such shorter period specified by the Company).

                  4. Registration Procedures. Whenever any Registrable Securities are required to be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

                  (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed);

                  (b) notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period of time set forth in Paragraph 1, as applicable, and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such




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registration statement;

                  (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  (d) use its reasonable best efforts to register or qualify such Registrable Securities under the securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                  (e) promptly notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the existence of facts or the happening of any event (without necessarily identifying such facts or event to such sellers) as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                  (f) cause all such Registrable Securities to be listed or quoted for trading on each securities exchange on which similar securities issued by the Company are then listed;

                  (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                  (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities in any underwritten offering of Registrable Securities;

                  (i) make available for reasonable inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, such financial and other records, corporate documents and properties of the Company as are customarily made available to such persons on a confidential basis by the issuer in connection with




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a registered public offering of securities similar to the Registrable
Securities, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (j) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

                  5.  Registration Expenses.

                  (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or quoted for trading.

                  (b) In connection with the Shelf Registration or the Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees (not exceeding $25,000 for each registration) and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration.

                  6.  Indemnification.

                  (a) The Company agrees to indemnify each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by




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such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

                  (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the reasonably Company requests for use in connection with any such registration statement or prospectus and shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same.

                  (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any such failure shall not relieve the indemnifying party from any other liability which it may have to any other person. If the indemnifying party gives notice to such indemnified party of its election to assume and control the defense of such claim, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense or investigation of the action unless the indemnified party shall have given the indemnifying party notice of a conflict of interest between the indemnified party and indemnifying party with respect to such claim. The failure of an indemnifying party to give notice to the indemnified party of its election to assume and control the defense of any action for which notice has been given to the indemnifying party in accordance with this Paragraph within 30 days after receipt of such notice shall constitute an election by the indemnifying party not to assume and control the defense of such action. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of one separate




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counsel for such indemnified parties. No indemnified party shall consent to the entry of any judgment or enter into any settlement with respect to a claim for which indemnification may be sought without the prior written consent of the indemnifying party.

                  (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

                  7. Participation in Underwritten Registrations; Sale Information. No GDS Shareholder may participate in any registration hereunder which is underwritten unless such person (i) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the person or persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. Promptly following any sale or other transfer of any Registrable Securities covered by the Shelf Registration, the person selling or transferring such securities shall promptly notify the Company in writing thereof, which notice shall specify the amount of securities involved and the market, if any, on which such sale or transfer occurred.

                  8.  Definitions.

                  (a) "Exempt Registration" means any registration of securities by the Company under the Securities Act pursuant to a (i) Registration Statement on a Form S-8 (or any successor thereto), (ii) Registration Statement on Form S-4 covering solely securities issued in connection with a business combination or other transaction specified in Rule 145(a) under the Securities Act, or (iii) Registration Statement on Form S-3 covering solely securities issued under a dividend reinvestment program.

                  (b) "Registrable Securities" means (i) any Sabratek common stock issued upon exercise of the Call Option or the Put Option pursuant to the Option Agreement, (ii) any Sabratek common stock issued in connection with a merger of consolidation of GDS and Sabratek (or a wholly owned subsidiary of Sabratek) in which the outstanding common stock of GDS is converted into common stock of Sabratek, or (iii) any Sabratek common stock issued or issuable with respect to the outstanding Sabratek common stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) they have been distributed to the public pursuant to a offering registered under the Securities Act; (B) sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force); or (C) repurchased by the Company or any subsidiary of the Company.





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                  9.  Miscellaneous.

                  (a) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

                  (b) Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

                  (c) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

                  (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of at least 50% of the Registrable Securities.

                  (e) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities; provided that prior to any transfer of Registrable Securities the holder thereof shall obtain the written acknowledgment and agreement of the transferee to be bound by the terms of this Agreement..

                  (f) Severability. If any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of legislative or administrative action, such holding or action shall be strictly construed and shall not affect the validity of or affect any other provision of this Agreement.

                  (g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same



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instrument.

                  (h) Notices. All notices and other communications must be in writing and shall be deemed given on the date delivered if delivered in person or by overnight courier, or on the third (3rd) business day after mailing if mailed by registered or certified mail, postage prepaid, return receipt requested, to the persons at the addresses set forth below (or such other address for a party as shall be specified by like notice):

         If to the Company:                    Sabratek Corporation
                                               5601 West Howard Street
                                               Niles, Illinois 60714
                                               Attention: Stephen Holden

                  with a copy to:              Kirkland & Ellis
                                               200 East Randolph Drive
                                               Chicago, Illinois 60601
                                               Attention: Alan G. Berkshire


         If to the GDS Shareholders:           To the address set forth on the
                                               signature page affixed hereto for
                                               each such GDS Shareholder.

                  with a copy to:              GDS Technology, Inc.
                                               25235 Leer Drive
                                               Elkhart, Indiana 46514
                                               Attention: Surendra K. Gupta

                                                        and

                                               Barnes & Thornburg
                                               600 1st Source Bank Center
                                               100 North Michigan
                                               South Bend, Indiana 46601
                                               Attention: Nelson J. Vogel, Jr.

                  (i) Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Indiana without regard to principles of conflicts of law.

                  (j) Interpretation. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof. Terms such as "herein", "hereof", and "hereinafter" refer to this Agreement as a whole and not to the particular sentence or paragraph where they appear, unless the context otherwise requires.




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Whenever the context requires, references in this Agreement to the singular number shall include the plural, the plural number shall include the singular and words denoting gender shall include the masculine, feminine and neuter.













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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                            SABRATEK CORPORATION


                            By: /s/ Stephen Holden
                                 -----------------------------------------------

                            Its: Senior Vice President & Chief Financial Officer
                                 -----------------------------------------------









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                                 GDS SHAREHOLDER


                                 Name:__________________________________

                                 Signature:_____________________________

                                 Title (if applicable):_________________

                                 Address:_______________________________

                                         -------------------------------

                                         -------------------------------







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